Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX TO RAISE $106.7 MILLION THROUGH

REGISTERED DIRECT OFFERING

CAMBRIDGE, Mass., Jan. 28, 2014 – Idenix Pharmaceuticals, Inc. (Nasdaq: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today announced that it has entered into a definitive agreement with certain entities managed by The Baupost Group, L.L.C. (Baupost) for the sale of 16,420,241 shares of its common stock. Baupost has agreed to purchase the shares of common stock at a price of $6.50 per share, resulting in net proceeds to Idenix, after deducting estimated offering expenses, of approximately $106.7 million.

Baupost, which currently owns approximately 27% of the Company’s outstanding common stock, will beneficially own approximately 35% of the Company’s outstanding common stock upon completion of the offering. The sale and issuance of the shares is expected to close on or about January 31, 2014, subject to customary closing conditions. The proceeds of this offering will be used for general corporate purposes, including clinical trial costs and ongoing and future patent litigation expenses. The Company believes that its current cash and cash equivalents balance and the net proceeds from this offering will be sufficient to satisfy cash needs into at least the second half of 2015.

Pursuant to a letter of agreement between the parties, the Company has agreed that Baupost, for so as long as it holds at least 25% of the Company’s outstanding common stock, is entitled to observer rights with respect to meetings of the board of directors of the Company.

The securities described above are being offered directly to the purchasers by Idenix pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). This press release is not an offer to sell any of the securities described herein, and this press release is not an offer to buy these securities in any state where the offer or sale is not permitted. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, without limitation, the completion, timing and size of the Company’s proposed offering and the use of proceeds therefrom. In some cases, words such as “will,”

“expect” or other comparable words identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation risks and uncertainties relating to the Company’s business and financial condition, general market conditions and the satisfaction of customary closing conditions associated with the proposed offering. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed offering and the impact of general economic, industry or political conditions in the United States or internationally. Risks and uncertainties that the Company faces are described in greater detail under the heading “ Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the quarterly report on Form 10-Q for the quarter ended September 30, 2013, each as filed with the SEC and in any subsequent periodic or current report that the Company files with the SEC. As a result of the risks and uncertainties, the results or events indicated by any forward-looking statement may not occur. The Company cautions you not to place undue reliance on any forward-looking statement.

All forward-looking statements reflect the Company’s views only as of the date of this release and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s views, expectations or beliefs change.

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